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                                    GUARANTY

      THIS GUARANTY is dated as of December 3, 1997, by UNICOM CORPORATION, an Illinois corporation (the "Guarantor") to and for the benefit of Aladdin Gaming, LLC, a Nevada limited-liability company (the "Customer").

                                    RECITALS:

      WHEREAS, the Customer is in the process of constructing the Aladdin Hotel and Casino, the Sound Asylum Hotel & Casino, a performing arts theater, a conference center, and a Retail Mall and service courts (collectively, the "Aladdin Complex") in Las Vegas, Nevada, and desires that Northwind Aladdin, LLC, a Nevada limited-liability company ("Northwind") construct and operate district heating and cooling and cogeneration facilities for the production and distribution to the Aladdin Complex of hot water, chilled water and electricity, and further agree to procure additional electrical energy for the Aladdin Complex, all on the terms and conditions set forth in a Development Agreement and an Energy Service Agreement of even date herewith, each, between the Customer and Northwind;

      WHEREAS, it is a condition precedent to the Customer's entering into such Development Agreement and Energy Service Agreement that the Guarantor agree to guaranty certain obligations of Northwind to the Customer on the terms of this Guaranty;

      WHEREAS, as of the date hereof the Guarantor is the indirect parent of Northwind and the Guarantor will derive benefit from the Customer's entering into the Development Agreement and the Energy Service Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

      1. Guaranty. Subject to the limitation set forth in Section 15 below, the Guarantor hereby unconditionally and irrevocably guaranties to the Customer and its successors, transferees, and assigns the obligations and duties of Northwind under the Development Agreement and the Energy Services Agreement to construct and demonstrate "Final Completion" of the "Plant" (as such terms are defined in the Development Agreement) (such obligations and duties are hereinafter collectively referred to as "Northwind's Obligations"). The Guarantor agrees that the Guaranty described in this Section 1 is a present and continuing guaranty of payment and performance and that the Customer shall not be required to prosecute enforcement or

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other remedies against Northwind or any other guarantor of Northwind's
Obligations before calling on the Guarantor for performance and observance. The Guarantor agrees that if for any reason Northwind shall fail or be unable to punctually and fully perform any of Northwind's Obligations, the Guarantor shall perform or cause to be performed such obligations promptly upon demand. The Guarantor agrees that one or more successive actions may be brought against the Guarantor, as often as the Customer deems advisable, until all of Northwind's Obligations are performed in full.

      2. Representations and Warranties. The Guarantor represents and warrants to the Customer that the Guarantor has all requisite corporate power and authority to enter into and perform its obligations under this Guaranty and that this guaranty has been duly and validly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally, and except as enforcement may be limited by general principles of equity.

      3. Continuing guaranty. The Guarantor agrees that the obligations of the Guarantor under this Guaranty shall be primary, absolute and unconditional irrespective of, and unaffected by:

         (a) The existence of any claim, set-off, defense, counterclaim or other right which the Guarantor may have against the Customer or any other natural person, governmental entity or any other entity whether acting in an individual fiduciary or other capacity (each, a "Person");

         (b) the occurence or continuance of any event of bankruptcy, reorganization or insolvency proceeding with respect to Northwind or any other Person (other than the Customer where such bankruptcy is not voluntary and such bankruptcy, reorganization or insolvency proceeding remains undismissed for more than sixty (60) days after the commencement thereof);

         (c) any amendment, change, or other modification to the Development Agreement, the Energy Service Agreement and/or this Guaranty made pursuant to the terms thereof;

         (d) the exercise, non-exercise or delay in exercising by the Customer of any of its rights or remedies under this Guaranty;


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            (e) any permitted assignment or other permitted transfer of this
Guaranty by the Customer or any permitted assignment or other permitted transfer of the Development Agreement and/or the Energy Service Agreement;

            (f) the absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses; or

            (g) any other similar circumstance, condition or event that might constitute or give rise to a defense to performance by Guarantor of its obligations under this Guaranty.

      4. Waiver. The Guarantor:

            (a) waives, and agrees it shall not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Customer of, this Guaranty;

            (b) waives, and agrees that it shall not at any time claim or take the benefit or advantage of Section 365(e)(2) of the Title 11, United States Code or any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors; provided, however, that, except as provided in this paragraph 4(b), this waiver shall not apply with respect to any bankruptcy by or against the Customer or any of its affiliates, it being the express intent of the parties that, in the event of a bankruptcy by or against the Customer, this Guaranty may not be enforced by the Customer (or any affiliate of the Customer) as a debtor-in-possession, or by any trustee appointed with respect to the Customer or any affiliate of the Customer or any of their respective assets unless the party seeking enforcement has elected to affirm and assume all obligations of the Customer under the Development Agreement, the Energy Service Agreement and that certain Lease between the Customer and Northwind dated of even date with the Development Agreement and has complied with all applicable conditions to affirming and assuming such agreements under all applicable laws, regulations and bankruptcy rules, including, without limitation, curing of any defaults thereunder and providing adequate assurances of performance thereunder;


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            (c) waives all notices, diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of Northwind's Obligations, acceptance of security, release of security, composition or agreement arrived at as to the amount of, or the terms of, Northwind's Obligations, notice of adverse change in Northwind's financial condition or any other fact which might materially increase the risk to the Guarantor hereunder) with respect to any of Northwind's Obligations, other than any notices or demands required to be given to Northwind under the Energy Service Agreement or the Development Agreement, and all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty;

            (d) agrees that its obligations under this Guaranty shall be unaffected by the existence of any claim, set-off, defense, counterclaim or other right which the Guarantor may have against the Customer or any other natural person, governmental authority or any other entity whether acting in an individual fiduciary or other capacity (each, a "Person");

            (e) irrevocably waives until Northwind's Obligations have been satisfied (i) any rights which it may have acquired against Northwind by way of subrogation under this Guaranty or otherwise, (ii) any rights to seek any reimbursement from Northwind in respect of payments made by the Guarantor hereunder, and (iii) any claim, counterclaim or set-off which it may have against Northwind and the right to exercise any rights or remedies or commence any proceedings with respect thereto;

            (f) irrevocably waives any right to require the Customer to proceed against Northwind or any other guarantor at any time, to proceed against or exhaust any security held by the Customer at any time, and except to the extent that Northwind has or would have had any such a right under the Development Agreement and/or the Energy Service Agreement, the right to require the Customer to mitigate damages or to pursue any other remedy whatsoever at any time; and

            (g) irrevocably waives any defense based upon an election of remedies by the Customer, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including but not limited to remedies relating to real property or personal property security, that


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destroys or otherwise impairs the right of the Guarantor against Northwind for reimbursement.

      5. Term of Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect until the date on which all Northwind's Obligations have been performed and paid in full; provided that the Guarantor has obtained the prior written consent of the Customer to such termination, such consent not to be unreasonably withheld. Each and every default in the payment or performance of Northwind's Obligations shall give rise to a separate cause of action hereunder and separate causes of action may be brought hereunder as each such cause of action arises.

      6. Reinstatement. The obligations of the Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time satisfaction of any of Northwind's Obligations or the Guarantor's obligations under this Guaranty is rescinded or otherwise must be restored or returned by the Customer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor or otherwise, all as though such satisfaction had not been made.

      7. Bankruptcy No Discharge; Repayments; Reinstatement.

            (a) Bankruptcy Proceedings. The Guarantor shall not commence or join with any other party in commencing any bankruptcy, reorganization, or insolvency proceedings of or against Northwind. The Guarantor understands and acknowledges that by virtue of this Guaranty, the Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or similar proceeding with respect to Northwind. As an example and not in any way a limitation, a subsequent modification of Northwind's Obligations or any rejection or disaffirmance thereof by any trustee, receiver or liquidating agency of Northwind or of any of its properties, or any settlement or compromise of any claim made in any such case, in any reorganization case concerning Northwind shall not affect the obligation of the Guarantor to pay and perform Northwind's Obligations in accordance with their original terms.

            (b) Repayment and Reinstatement. If any claim is made upon the Customer or any Person claiming through the Customer for repayment or disgorgement of any amount or amounts received by the Customer in payment of Northwind's Obligations and the Customer or such Person, as the case may be, is compelled by law to repay or disgorge all or any part of said amount, then, notwith-


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standing any revocation or termination of this Guaranty, the Guarantor shall be and remain liable to the Customer or such Person, as the case may be, for the amount so repaid, to the same extent as if such amount had never originally been received by the Customer or such Person, as the case may be.

      8. Successors and Assigns. This Guaranty shall inure to the benefit of the Customer and its successors and assigns and not to any third party, nor shall any third party have recourse to the Guarantor in connection with this Guaranty. This Guaranty shall be binding on the Guarantor and shall not be assigned without the prior written consent of the Guarantor, such consent not to be unreasonably withheld. Notwithstanding anything to the contrary contained herein, Guarantor's consent shall not be required for an assignment of this Guaranty to one or more of the Customer's lenders and Customer's Affiliates (as defined in the Energy Service Agreement) (and one or more of the Affiliates' lenders) provided that any such assignee(s) (including any of such lenders) shall (i) have a fee interest or a leasehold interest of not less than twenty
(20) years in and to a substantial portion of the Aladdin Lands (as such term is defined in the Development Agreement), (ii) be diligently pursuing to completion its respective portion of the Aladdin Complex (i.e., the Aladdin Hotel and Casino, the Mall and/or the Sound Asylum Project (the "Mall" and the "Sound Asylum Project" as defined in the Development Agreement)), and (iii) be required to assume the Customer's obligations under the Development Agreement and the Energy Service Agreement prior to and at the time of enforcing Guarantor's obligations under this Guaranty.

      9. Amendments; Waivers, etc. Neither this instrument nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Customer and the Guarantor. No delay or failure by the Customer to exercise any remedy against Northwind or the Guarantor will be construed as a waiver of that right or remedy. No failure on the part of the Customer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by any applicable governmental rule.

      10. Joinder. The Guarantor agrees that any action to enforce this Guaranty may be brought against the Guarantor without any reimbursement or joinder of Northwind or any other guarantor of Northwind's Obligations in such action.


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      11. Severability. In the event that any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Guarantor and the Customer shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

      12. Applicable Law. This Guaranty shall be governed as to validity, interpretation, effect and in all other respects by the laws and decisions of the State of Illinois.

      13. Waiver of Jury Trial. The Guarantor and the Customer irrevocably waive all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Guaranty or any matter arising hereunder.

      14. Notice. All notices, communications and waivers under this Guaranty shall be in writing and shall be (i) delivered in person or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or
(iii) by overnight express carrier, addressed in each case as follows:

If to the Customer, to:

                  Aladdin Gaming, LLC
                  c/o Aladdin Management Corporation
                  280 Park Avenue, 38th Floor
                  New York, New York 10017
                  Attention: Ronald Dictrow
                  Fax: (212) 661-0844

If to the Guarantor, to:

                  Unicom Corporation
                  P.O. Box 767
                  One First National Plaza, Suite 3700
                  Chicago, Illinois 60690
                  Attention: Treasurer
                  Fax: (312) 394-3110


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or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section 14 shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next business day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third business day following the day sent or when actually received.

      15. Limitation of Liability. Notwithstanding anything hereinabove set forth to the contrary the aggregate liability of the Guarantor under this Guaranty shall be limited to an amount equal to (a) the lesser of (i) Thirty Million Dollars ($30,000,000) or (ii) the GMP, as finally determined and agreed upon pursuant to the Development Agreement, plus interim operating costs up to the Substantial Completion Date, minus (b) the aggregate dollar amount of any "Substitute Performance Assurances" (as defined below) which are hereafter provided in favor of the Customer with respect to Northwind's Obligations and are in effect from time to time.

      For purposes hereof, "Substitute Performance Assurances" means: (i) a guaranty of Northwind's Obligations in favor of the Customer in form and substance satisfactory to the Customer in its sole discretion and provided by a general contractor for the Project, a manufacturer of major components for the Project, or by an entity having a direct or indirect ownership interest in Northwind and, in either case, also having a commercial paper rating comparable to the commercial paper rating of the Guarantor at the time such guaranty is issued; and/or (ii) a letter of credit issued in favor of the Customer by a financial institution reasonably satisfactory to the Customer providing that the Customer may draw thereunder in the event that Northwind shall default in performance of Northwind's Obligations and otherwise in form and substance reasonably satisfactory to the Customer.

      Upon Substantial Completion, the Guarantor's liability under this Guaranty shall decrease by the amount of debt and equity contributed by Northwind towards completion of the Plant, minus ten percent (10%) which shall be retained by the Customer pending Final Completion.


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      IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

                                    UNICOM CORPORATION


                                    By: /s/ Donald A. Petkus
                                        -----------------------------
                                    Name: Donald A. Petkus
                                    Title: Senior Vice President


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